                                                                    Exhibit 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 5, 1997 and to all references to our Firm included in the Company's previously filed Registration Statement File No. 333-18335.


                                        ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
March 19, 1997